UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 13, 2011 (May 9, 2011)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2011, US Dataworks, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into that certain Second Amendment to Amended and Restated Loan and Security Agreement (the “Second Amendment”) pursuant to which SVB agreed to (i) waive an event of default under that certain Amended and Restated Loan and Security Agreement dated October 27, 2010 between the Company and SVB, as subsequently amended by that certain Forbearance and First Amendment to Amended and Restated Loan and Security Agreement dated February 8, 2011 (the “Loan Agreement”) due to the Company’s failure to comply with the covenant contained in Section 6.7(a) of the Loan Agreement for the three-month period ending December 31, 2010 (the “Covenant Default”), (ii) extend the maturity date of the asset-based accounts receivable line of credit to June 7, 2011, (iii) amend Section 6.7(a) of the Loan Agreement to set the minimum EBITDA requirement for the three months ending April 30, 2011 to $185,000 and (iv) waive the events of default  that occurred due to the Company making certain scheduled interest payments to its subordinated lenders prior to the Covenant Default having been waived pursuant to the Second Amendment.  The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  In consideration for the Second Amendment, the Company paid an amendment fee of $1,000.

Item 9.01.	Financial Statements and Exhibits
(a)	Exhibits

10. 1           Second Amendment to Amended and Restated Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated May 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2011
US DATAWORKS, INC.

	By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1	Second Amendment to Amended and Restated Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated May 9, 2011.